CKR LAW, LLP

Mark A. Vega (SBN 162621)

1800 Century Park East, 14th Floor

Los Angeles, CA 90067

P (424) 382-1832; F (424) 382-1833

mvega@ckrlaw.com

Attorneys for Plaintiff

RAI CAPITAL, LLC

FOX ROTHSCHILD, LLP

Conrad Wilton (SBN 313348)

10250 Constellation Blvd., Suite 900

Los Angeles, CA 90067-1506

P (310) 598-4150; F (310) 556-9828

cwilton@foxrothschild.com

Attorney for Defendant

PLAYERS NETWORK, INC.

SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF LOS ANGELES

CENTRAL DISTRICT

RAI CAPITAL, LLC, Plaintiff, v. PLAYERS NETWORK, INC. Defendant.

Case No: BC699454

Assigned for All Purposes to:

Hon. Susan Bryant-Deason

REVISED STIPULATION FOR

SETTLEMENT OF CLAIMS

Date: June 1, 2018

Time: 8:30 am

Dept: 52

Complaint Filed: March 27, 2018

Trial Date: None Set

Plaintiff RAI Capital, LLC (“Plaintiff”) and defendant Players Network, Inc. (“Defendant”), hereby stipulate to the facts, terms, and conditions contained in the [Proposed] Order for Approval of Revised Stipulation for Settlement of Claims (“Order”) submitted herewith and incorporated herein by this reference, and further stipulate and agree as follows:

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REVISED STIPULATION FOR SETTLEMENT OF CLAIMS

1.       Plaintiff and Defendant request that this Court enter an order substantially in the form of the concurrently filed proposed Order.

2.       Plaintiff owns bona fide claims (“Claims”) against Defendant in the aggregate amount of $398,217.30, plus interest, allowable costs and attorneys’ fees (collectively “Claim Amount”). Defendant has not paid the amount due on the Claims. Plaintiff filed the above-captioned collection action, which the parties now seek to settle by this Stipulation and the proposed Order.

3.        Defendant is a public company, trades shares on the OTC Markets and desires to settle the Claims in exchange for the issuance to Plaintiff of unrestricted and freely tradable exempted shares of Defendant’s common stock (“Common Stock”). Plaintiff desires to accept such shares in accordance with the terms of this Stipulation, subject to court approval following a hearing as envisioned by Section 25017(f)(3) of the California Corporations Code, and Section 3(a)(10) of the federal Securities Act of 1933, as amended (“Securities Act”).

4.       Plaintiff has agreed to the proposed settlement terms and conditions, and believes that they are sufficiently fair such that Plaintiff is willing to enter into this Stipulation. Defendant’s board of directors has considered the proposed transaction and has resolved that its terms and conditions are fair to, and in the best interests of, Defendant and its stockholders. Accordingly, both parties request Court approval of the settlement provided for herein as fair, just and reasonable. The parties submit this Stipulation to the Court on ex parte application, and request that the Court enter an Order approving this Stipulation following the hearing hereon.

5.       It is the intent and effect of this Stipulation that the Order, when signed, shall end, finally and forever any claim to payment or compensation that Plaintiff has against Defendant for the Claims. Subject to entry of and compliance with the Order, each party hereby releases and forever discharges the other party and its officers, directors, shareholders, members, managers, representatives, advisors, agents and attorneys, from any and all claims, liabilities, obligations and causes of action, known and unknown, arising out of or related to the Claims. Each party waives all rights conferred by California Civil Code Section 1542 and any similar law. Section 1542 provides as follows: “§1542 General Release—Claim Extinguished. A general release does not extend to Claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

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REVISED STIPULATION FOR SETTLEMENT OF CLAIMS

6.       In full and final settlement of the Claims, Defendant will issue and deliver to Plaintiff the sum of 13,298,837 shares of Common Stock (“Initial Issuance”) and reserve for the benefit of Plaintiff 39,896,511 shares of Common Stock, subject to the subsequent adjustments, issuances, returns, and ownership limitations set forth in this Stipulation. No later than the trading day after entry of the Order or any request by Plaintiff, time being of the essence, Defendant shall take and cause to be taken all action necessary to complete the transactions contemplated hereby, including, but not limited to: (a) deliver to Defendant’s transfer agent (i) a copy of the Order, (ii) an irrevocable and unconditional instruction, in form and substance acceptable to Plaintiff and the transfer agent, to reserve for and issue to Plaintiff all shares of Common Stock required by the Order, and (iii) opinions of Defendant’s counsel, in form and substance acceptable to Plaintiff and the transfer agent, that all shares of Common Stock to be issued pursuant to the Order (A) are legally issued, fully paid and non-assessable, (B) when issued in accordance with the Order will be unrestricted, freely tradable and exempted from the registration requirements under the Securities Act, and (C) may be issued without restrictive legend and immediately resold by Plaintiff without restriction; (b) issue the Initial Issuance, as a certificate bearing no restrictive legend, and immediately facilitate conversion into Direct Registration System (DRS) shares to Plaintiff’s balance account with The Depository Trust Company (DTC) or through the Fast Automated Securities Transfer (FAST) program of the Deposit/Withdrawal Agent Commission (DWAC) system, without any restriction on transfer or resale; and (c) execute and deliver all further instruments and documents as may be reasonably requested by Plaintiff. The issuance of a certificate alone shall not constitute completion of the Initial Issuance. The trading day after the Initial Issuance is complete and all shares have been received into Plaintiff’s account in electronic form and fully cleared for trading shall be referred to as the “Issuance Date.”

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REVISED STIPULATION FOR SETTLEMENT OF CLAIMS

7.       Each of the following dates shall be referred to as a “Calculation Date”: Issuance Date; June 15, 2018; July 6, 2018; July 27, 2018; August 17, 2018; September 7, 2018 and September 28, 2018. The final number of shares of Common Stock to which Plaintiff will be entitled under the Order (“Final Amount”) will be sum of (a) one-seventh of the Claim Amount (b) divided by (i) 80% of the arithmetic average of the individual volume weighted average prices (“VWAP”) of any five trading days selected by Plaintiff during the ten trading days preceding each applicable Calculation Date (all as reported by the OTC Markets).

8.       After the Issuance Date, and until the date that is 12 trading days following the last Calculation Date, Plaintiff may sell no more than an aggregate of $75,000 (net of trading commissions and expenses) of Defendant’s common stock every 12 trading days except that on any given day where Defendant’s common stock trades over $150,000, Plaintiff may trade up to an additional fifteen percent (15%) (net of trading commissions and expenses) of that day’s trading volume. Additionally, if at any time prior to the last Calculation Date the aggregate number of shares issued to Plaintiff are less than any reasonably possible Final Amount then Plaintiff may request that Defendant reserve and/or issue additional shares of Common Stock (each, an “Additional Issuance”) within one trading day, time being of the essence, and Defendant’s transfer agents, attorneys, officers and directors, including without limitation Mark Bradley and Geoffrey Lawrence, shall immediately take all actions necessary to do so. For each day after Plaintiff requests issuance that shares are not, for any reason, received into Plaintiff’s account in electronic form and fully cleared for trading, Plaintiff may trade up to an additional fifteen percent (15%) (net of trading commissions and expenses) of that day’s trading volume notwithstanding anything herein to the contrary (“Waiting Trades”) and Defendant shall additionally be responsible for payment of a penalty of $1,000.00 per day, payable to Plaintiff, until such delinquency is cured.

9.       Under no circumstances shall Defendant issue to Plaintiff at any one time a number of shares which, when aggregated with all shares of Common Stock then beneficially owned or controlled by Plaintiff or its affiliates, at such time exceed 4.99% of the total number of shares of Common Stock outstanding after such issuance.

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REVISED STIPULATION FOR SETTLEMENT OF CLAIMS

10.       Plaintiff will use it best efforts to ensure that it does not dispose of shares of Common Stock issued to it hereunder in excess of the Final Amount. Following the last Calculation Date, (a) if the sum of the Initial Issuance and any Additional Issuances is less than the Final Amount, Defendant shall issue additional shares of Common Stock to Plaintiff as soon as possible, up to the Final Amount, and (b) if the sum of the Initial Issuance and any Additional Issuance exceeds the Final Amount, Plaintiff shall promptly return such excess number of shares of Common Stock to Defendant or its transfer agent for cancellation, (“Final Adjustment”). Notwithstanding the foregoing, Waiting Trades shall not be counted in any Final Adjustment calculation.

11.       Defendant represents, warrants and covenants as follows: (a) there are currently 601,054,153 shares of Common Stock of Defendant issued and outstanding, and approximately 229,809,977 authorized, unissued and unreserved shares available for reservation and issuance to Plaintiff; (b) the shares of Common Stock to be issued pursuant to the Order are (i) duly authorized, and will be validly and legally issued, fully paid and non-assessable, free and clear of all liens, encumbrances and preemptive and similar rights, (ii) unrestricted, freely tradable and exempted from registration under the Securities Act, (iii) issuable without any restrictive legend, and (iv) may be immediately resold by Plaintiff without restriction; (c) Defendant has reserved and will continue to reserve all shares of Common Stock that could be issued to Plaintiff pursuant to the terms of the Order, and if at any time it appears reasonably possible that there may be insufficient authorized or reserved shares to fully comply with the Order, Defendant shall take all action required to immediately reserve four times the number of shares that could be issued pursuant to the terms of the Order based on the lowest closing price prior to the last Calculation Date, including without limitation increasing its authorized shares so as to ensure its ability to timely comply with the Order, and Defendant will not reserve, issue or transfer any shares of Common Stock to any other person unless and until sufficient shares have been irrevocably reserved for Plaintiff; (d) Defendant has all necessary power and authority to execute, deliver and perform all of its obligations under this Stipulation and the Order, the execution, delivery and performance of which have been duly authorized by all requisite action on the part of Defendant, including without limitation approval by its board of directors; (e) this Stipulation has been duly executed and delivered by Defendant, and is fully enforceable against Defendant in accordance with its terms, and except as disclosed in writing by Defendant to Plaintiff prior to execution, the Stipulation and Order will not (i) conflict with, violate, or cause a breach or default under any agreement to which Defendant is a party, or (ii) require any waiver, consent, or other action of Defendant or any other person; (f) Defendant waives, without limitation, any agreement related to the Claims requiring payments to be applied in a certain time, order, manner, or fashion, or providing for jurisdiction or venue in any court other than this Court; (g) neither Plaintiff nor any of the creditors from whom Plaintiff acquired the Claims, nor any of their affiliates, (i) is or was an officer, director, 10% shareholder, control person, or affiliate of Defendant within the last 90 days, or (ii) has or will, directly or indirectly, receive or provide any consideration in exchange for selling or satisfying the Claims, other than pursuant to this Stipulation; (h) Defendant understands that the issuance of shares as required by the Order may have a dilutive effect, which may be substantial; (i) neither Defendant nor any of Defendant’s affiliates or agents has or will provide Plaintiff with any material non-public information regarding Defendant or its securities; (j) Plaintiff has no obligation of confidentiality, and may sell any of its shares of Defendant’s common stock issued pursuant to the Order at any time, including without limitation until the last Calculation Date; and (k) with respect to this Stipulation and the transactions contemplated hereby (i) Plaintiff is acting solely in an arm’s length capacity, (ii) Plaintiff does not make or has not made any representations or warranties other than those specifically set forth herein, (iii) Defendant’s obligations under the Order are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of any claim Defendant may have against Plaintiff, (iv) Plaintiff has not and is not acting as a legal, financial, accounting or tax advisor to Defendant, or agent or fiduciary of Defendant, or in any similar capacity, and (v) any statement made by Plaintiff or any of Plaintiff’s representatives, agents or attorneys is not advice or a recommendation to Defendant.

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REVISED STIPULATION FOR SETTLEMENT OF CLAIMS

12.       For so long as Plaintiff or any of its affiliates holds any shares of Common Stock, neither Plaintiff nor any of its affiliates shall: (a) vote any shares of Common Stock owned or controlled by it, exercise any dissenter’s rights, execute or solicit any proxies or seek to advise or influence any person with respect to any voting securities of Defendant; or (b) engage or participate in any actions, plans or proposals that relate to or would result in (i) Plaintiff or any of its affiliates acquiring additional securities of Defendant, alone or together with any other person, which would result in Plaintiff and its affiliates collectively beneficially owning or controlling, or being deemed to beneficially own or control, more than 4.99% of the total outstanding Common Stock or other voting securities of Defendant at any one time, (ii) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Defendant or any of its subsidiaries, (iii) a sale or transfer of a material amount of assets of Defendant or any of its subsidiaries, (iv) any change in the present board of directors or management of Defendant, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (v) any material change in the present capitalization or dividend policy of Defendant, (vi) any other material change in Defendant’s business or corporate structure, (vii) changes in Defendant’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Defendant by any person, (viii) causing a class of securities of Defendant to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (ix) causing a class of equity securities of Defendant to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, or (x) taking any action, intention, plan or arrangement similar to any of those enumerated above. The provisions of this paragraph may not be modified or waived without further order of the Court.

13.       Until 90 days following the Issuance Date, Defendant shall not, directly or indirectly, except pursuant to agreements in effect as of the Issuance Date specified in writing by Defendant to Plaintiff prior to execution of the Stipulation (a) effect any split, reverse split or combination of its Common Stock, (b) issue any securities pursuant to a Form S-8 registration statement, (c) sell or issue, any free trading Common Stock, (i) at an original issue discount, or (ii) subject or pursuant to any agreement, term or provision, including without limitation any fee, discount, conversion, exchange, exercise or other price, that is based upon, may vary, or is subject to being changed or reset due to any aspect of the market for the Common Stock, including without limitation trading price.

14.       Until at least 180 days after the last Calculation Date, (a) neither Plaintiff nor any of its affiliates shall (i) hold any short position in the Common Stock, or (ii) engage in or effect, directly or indirectly, any short sale of the Common Stock; and (b) Defendant shall not, directly or indirectly, enter into, effect, alter or amend any exchange or transaction under, pursuant to or in reliance upon any part of Section 3(a) of the Securities Act.

15.       Defendant shall indemnify, defend and hold Plaintiff and its affiliates harmless with respect to all claims, actions and proceedings arising out or related to this Stipulation or the Order, including without limitation, any claim or action brought derivatively or by any one or more shareholders or creditors of Defendant.

16.       The parties to this Stipulation represent that each of them has been advised as to the terms and legal effect of this Stipulation and the Order provided for herein, and that the settlement and compromise stated herein is final and conclusive forthwith, subject to the conditions stated herein, and each attorney represents that his or her client has freely consented to and authorized this Stipulation after having been so advised.

17.       This Stipulation constitutes Defendant’s answer to the Complaint in this Action. Each party hereto waives a statement of decision, all rights to appeal, and all defenses to the Order and its enforcement, including without limitation any based on jurisdiction, standing, or splitting causes of action. There shall be no third party beneficiaries with respect to this Stipulation or the Order. The prevailing party in any proceeding required to enforce this Stipulation, the Order, or any judgment or order issued thereon, shall be awarded reasonable attorney fees, costs and expenses arising out of or relating thereto. Except as expressly set forth herein, each party shall bear its own attorneys’ fees, costs and expenses. This Stipulation may be executed in counterparts and transmitted by facsimile, in portable document format (pdf), or other electronic format, each of which shall constitute an original and all of which together shall be deemed a single instrument.

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REVISED STIPULATION FOR SETTLEMENT OF CLAIMS

18.       Upon entry of the Order approving this Stipulation, the Action shall be dismissed in its entirety, with the Court retaining jurisdiction to enforce the terms of the Stipulation and Order by ex parte application, judgment, motion or other proceeding under Section 664.6 of the California Code of Civil Procedure.

IT IS SO STIPULATED:

DATED: May 31, 2018	RAI CAPITAL, LLC

	By:	/s/ Sarfraz Hajee
Sarfraz Hajee, Member

DATED: May 31, 2018	CKR LAW, LLP

	By:	/s/ Mark A. Vega
Mark A. Vega
Attorneys for Plaintiff

DATED: May 31, 2018	PLAYERS NETWORK, INC.

	By:	/s/ Mark Bradley
Mark Bradley, Chief Executive Officer

DATED: May 31, 2018	FOX ROTHSCHILD, LLP

	By:	/s/ Conrad Wilton
Conrad Wilton
Attorneys for Defendant

DATED: May 31, 2018		/s/ Mark Bradley
Mark Bradley, individually as to
Paragraph 8 only

DATED: May 31, 2018		/s/ Geoffrey Lawrence
Geoffrey Lawrence, individually as to
Paragraph 8 only

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